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                                                                 Exhibit 5.2(i)

INTERNAL  REVENUE  SERVICE                          DEPARTMENT  OF THE TREASURY
DISTRICT DIRECTOR
G.P.O. BOX 1680
BROOKLYN,  NY  11202

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
Date:   July 12, 1994                          Employer Identification Number:
                                                       13-2728690
                                               File Folder Number:
LAZARE KAPLAN INTERNATIONAL INC                        133001128
C/O BRIAN HOROWITZ                             Person to Contact:
C/O KPMG PEAT MARWICK                                  STUART FIELDS
345 PARK AVENUE 39TH FLOOR                     Contact Telephone Number:
NEW YORK, NY  10154                                    (718) 488-2283

                                               Plan Name:

                                               THE LAZARE  KAPLAN  401K PLAN
                                               FOR SAVINGS AND INVESTMENTS
                                               Plan Number:  001
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Dear Applicant:

        We have made a favorable determination on your plan, identified above, based on the information supplied. Please keep this letter in your permanent records.

        Continued qualification of the plan under its present form will depend on its effect in operation. (See section 1.401-1(b)(3) of the Income Tax Regulations.) We will review the status of the Plan in operation periodically.

        The enclosed document explains the significance of this favorable determination letter, points out some features that may effect the qualified status of your employee retirement plan, and provides information on the reporting requirements for your plan. It also describes some events that automatically nullify it. It is very important that you read the publication.

        This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

        This determination letter is applicable for the plan adopted on Sept. 28, 1989.

        This letter may not be relied on with regard to whether any benefit, right, or feature satisfies the nondiscriminatory current availability requirement.

        This plan has been mandatorily disagregated, permissively aggregated, or restructured to satisfy the nondiscrimination requirements.

        This plan satisfies the nondiscrimination in amount requirement of section 1.401(a)(4)-1(b)(2) of the regulations on the basis of a design-based safe harbor described in the regulations.

        This letter is issued under Rev. Proc. 98-89 and considers the amendments required by the Tax Reform Act of 1986 except as otherwise specified in this letter.

        We have sent a copy of this letter to your representative as indicated in the power of attorney.



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                                       -2-

LAZARE KAPLAN INTERNATIONAL INC

        If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.

                                                Sincerely yours,

                                                Herbert J. Huff
                                                District Director


Enclosures:
Publication 794

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